EXHIBIT 3.1

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     SELLER,

                                       and

                         BANK ONE, NATIONAL ASSOCIATION,

                                 GRANTOR TRUSTEE





                  --------------------------------------------

                             GRANTOR TRUST AGREEMENT

                            Dated as of July 31, 2001

                  --------------------------------------------



                   Structured Asset Mortgage Investments Inc.
          IndyMac ARM Grantor Trust, Mortgage Pass-Through Certificates

                                 Series 2001-H1

                                                 TABLE OF CONTENTS
                                                                                                               Page
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                                                     ARTICLE I

                                                    Definitions



                                                    ARTICLE II

                                      Conveyance of Underlying Certificates;
                                         Original Issuance of Certificates


                  Section 2.01.     CONVEYANCE OF UNDERLYING CERTIFICATES TO GRANTOR TRUSTEE......................7
                  Section 2.02.     ACCEPTANCE BY GRANTOR TRUSTEE.................................................8
                  Section 2.03.     SWAP AGREEMENT................................................................8
                  Section 2.04.     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER..........................8

                                                    ARTICLE III

                                                     Accounts


                  Section 3.01.     DISTRIBUTION ACCOUNT.........................................................10
                  Section 3.02.     PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT
                                                                                                                 10

                                                    ARTICLE IV

                                                   Certificates


                  Section 4.01.     CERTIFICATES.................................................................11
                  Section 4.02.     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES........................12
                  Section 4.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES............................14
                  Section 4.04.     PERSONS DEEMED OWNERS........................................................14
                  Section 4.05.     ERISA RESTRICTIONS...........................................................14

                                                     ARTICLE V

                                          Payments to Certificateholders


                  Section 5.01.     DISTRIBUTIONS ON THE CERTIFICATES............................................16


                                                        -i-




                  Section 5.02.     ALLOCATION OF LOSSES.........................................................16
                  Section 5.03.     PAYMENTS.....................................................................17
                  Section 5.04.     STATEMENTS TO CERTIFICATEHOLDERS.............................................17

                                                    ARTICLE VI

                                                  Indemnification


                  Section 6.01.     INDEMNIFICATION OF THE GRANTOR TRUSTEE.......................................19

                                                    ARTICLE VII

                                          Concerning the Grantor Trustee


                  Section 7.01.     DUTIES OF GRANTOR TRUSTEE....................................................20
                  Section 7.02.     CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE................................21
                  Section 7.03.     GRANTOR TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS
                   ..............................................................................................22
                  Section 7.04.     GRANTOR TRUSTEE MAY OWN CERTIFICATES.........................................23
                  Section 7.05.     GRANTOR TRUSTEE'S FEES AND EXPENSES..........................................23
                  Section 7.06.     ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE.................................23
                  Section 7.07.     INSURANCE....................................................................24
                  Section 7.08.     RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE...............................24
                  Section 7.09.     SUCCESSOR GRANTOR TRUSTEE....................................................25
                  Section 7.10.     MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE...................................25
                  Section 7.11.     APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE GRANTOR TRUSTEE
                   ..............................................................................................25
                  Section 7.12.     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS;
                  GRANTOR TRUST ADMINISTRATION...................................................................26

                                                   ARTICLE VIII

                                                    Termination


                  Section 8.01.     TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR
                  LIQUIDATION OF THE MORTGAGE LOANS..............................................................28

                                                    ARTICLE IX

                                             Miscellaneous Provisions


                  Section 9.01.     INTENT OF PARTIES............................................................29


                                                       -ii-




                  Section 9.02.     ACTION UNDER UNDERLYING DOCUMENTS............................................29
                  Section 9.03.     AMENDMENT....................................................................29
                  Section 9.04.     RECORDATION OF AGREEMENT.....................................................30
                  Section 9.05.     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...................................30
                  Section 9.07.     GOVERNING LAW................................................................32
                  Section 9.08.     NOTICES......................................................................32
                  Section 9.09.     SEVERABILITY OF PROVISIONS...................................................32
                  Section 9.10.     SUCCESSORS AND ASSIGNS.......................................................33
                  Section 9.11.     ARTICLE AND SECTION HEADINGS.................................................33
                  Section 9.12.     COUNTERPARTS.................................................................33
                  Section 9.13.     NOTICE TO RATING AGENCIES....................................................33

                                    EXHIBITS

Exhibit A         -        Form of Class III-A-1 Certificates
Exhibit B         -        Copies of Underlying Certificates
Exhibit C         -        Swap Agreement
Exhibit D         -        Swap Guarantee
Exhibit E         -        Underlying Pooling and Servicing Agreement

                             GRANTOR TRUST AGREEMENT
                             -----------------------


         Grantor Trust Agreement dated July 31, 2001, between Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller") and Bank One, National Association, a national banking association, not in its individual capacity but solely as grantor trustee (the "Grantor Trustee").

                              PRELIMINARY STATEMENT

         On the Closing Date, the Seller will acquire the Underlying Certificates. On the Closing Date, the Seller will transfer the Underlying Certificates and receive the Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election for the assets constituting the Trust Fund to be treated for federal income tax purposes as a grantor trust.

         In consideration of the mutual agreements herein contained, the Seller and the Grantor Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCRUED CERTIFICATE INTEREST: For the Certificates for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of the Certificates immediately prior to such Distribution Date, calculated on the basis of a 360-day year and the number of days in the related Interest Accrual Period, less Underlying Interest Shortfall allocated thereto in accordance the Underlying Pooling and Servicing Agreement.

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Grantor Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Grantor Trustee has actual knowledge to the contrary.

         AGREEMENT: This Grantor Trust Agreement and all amendments hereof and supplements hereto.

         ASSUMED FINAL DISTRIBUTION DATE: August 25, 2031, or if such day is not a Business Day, the next succeeding Business Day.

         AVAILABLE FUNDS: With respect to any Distribution Date, the sum of (i) any payments received from the Underlying Certificates and (ii) any payments received from the Swap Counterparty under the Swap Agreement.

         BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss.101-1330.

         BOOK-ENTRY CERTIFICATES: The Class III-A-1 Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in Illinois, Iowa, Maryland, Minnesota, New York or California, or the jurisdiction in which the Grantor Trustee is authorized or obligated by law or executive order to be closed.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Grantor Trustee in substantially the form annexed hereto as Exhibit A, with the blanks therein appropriately completed.

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER:  A Holder of a Certificate.

         CLASS:  With respect to the Certificates, III-A-1.

         CLOSING DATE:  July 31, 2001.

         CODE:  The Internal Revenue Code of 1986, as amended.

         CORPORATE TRUST OFFICE: The office of the Grantor Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, Illinois 60670, Attention: Global Corporate Trust Services.

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate, and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal and (ii) the principal portion of all Underlying Realized Losses allocated prior to such Distribution Date to such Certificate. With respect to the Certificates in the aggregate, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates.

         CUT-OFF DATE:  July 1, 2001.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Grantor Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.01, which shall be denominated "Bank One, National Association, as Grantor Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., IndyMac ARM Grantor Trust, Mortgage Pass-Through Certificates, Series 2001-H1 - Distribution Account."

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DTC CUSTODIAN: Bank One, National Association, or its successors in interest as custodian for the Depository.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         FANNIE MAE: Federal National Mortgage Association or any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         FRACTIONAL UNDIVIDED INTEREST: With respect to the Certificates, the fractional undivided interest evidenced by any Certificate, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Certificates.

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         GRANTOR TRUSTEE: Bank One, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 9.02(b) and 9.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller or the Grantor Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         INDEMNIFIED PERSONS: The Grantor Trustee and its officers, directors, agents and employees and any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller and of any Affiliate of the Seller (b) does not have any direct financial interest or any material indirect financial interest in the Seller or any Affiliate of the Seller and (c) is not connected with the Seller or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INTEREST ACCRUAL PERIOD: With respect to any Distribution Date and the Certificates, (i) with respect to the Distribution Date in August 2001, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in August 2001, and (ii) with respect to any Distribution Date after the Distribution Date in August 2001, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date.

         LIBOR: LIBOR as determined by the Underlying Trustee pursuant to the Underlying Pooling and Servicing Agreement.

         MOODY'S:  Moody's Investors Service, Inc. or its successor in interest.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Grantor Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Seller.

         PASS-THROUGH RATE:  LIBOR plus 0.35% per annum.

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         RATING AGENCIES:  S&P and Moody's.

         RECORD DATE: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Grantor Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

         S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         SWAP AGREEMENT: The ISDA Master Agreement and Confirmation dated the Closing Date between the Swap Counterparty and the Grantor Trustee.

         SWAP COUNTERPARTY: Bear Stearns Capital Markets, Inc., or any successor swap counterparty appointed in accordance with the Swap Agreement.

         SWAP COUNTERPARTY FEE: With respect to any Distribution Date, the amount payable to the Swap Counterparty under the Swap Agreement.

         SWAP GUARANTEE: The guarantee of the Swap Guarantor of the obligations of the Swap Counterparty attached hereto as Exhibit D.

         SWAP GUARANTOR: The Bear Stearns Companies, Inc., or any successor thereto.

         SWAP TERMINATION EVENT: A default by the Swap Counterparty of its obligations under the Swap Agreement and the failure of the Swap Guarantor to honor the obligations of the Swap Counterparty under the Swap Guarantee.

         TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Underlying Certificates, the Swap Agreement and the other assets described in Section 2.01(a).

         UNDERLYING CERTIFICATES: The Class S Certificates and Class III-A-1 Certificates issued pursuant to the Underlying Pooling and Servicing Agreement.

         UNDERLYING CERTIFICATES REMITTANCE REPORT: The remittance report provided to the Holders of the Underlying Certificates in accordance with
Section 6.04 of the Underlying Pooling and Servicing Agreement.

         UNDERLYING CLASS S CERTIFICATES: The Class S Certificates issued pursuant to the Underlying Pooling and Servicing Agreement.

         UNDERLYING CLASS III-A-1 CERTIFICATES: The Class III-A-1 Certificates issued pursuant to the Underlying Pooling and Servicing Agreement.

         UNDERLYING INTEREST SHORTFALLS: Any Net Interest Shortfalls (as defined in the Underlying Pooling and Servicing Agreement) allocated to the Underlying Certificates pursuant to Section 6.02(h) of the Underlying Pooling and Servicing Agreement.

         UNDERLYING MORTGAGE LOANS: The mortgage loans deposited into the Underlying Trust created by the Underlying Pooling and Servicing Agreement.

         UNDERLYING POOLING AND SERVICING AGREEMENT: The Pooling and Servicing Agreement dated July 1, 2001, attached hereto as Exhibit E.

         UNDERLYING REALIZED LOSSES: Any realized losses allocated to the Underlying Class III-A-1 Certificates pursuant to the Underlying Pooling and Servicing Agreement.

         UNDERLYING TRUSTEE: Bank One, National Association, as trustee under the Underlying Pooling and Servicing Agreement.

                                   ARTICLE II

                     Conveyance of Underlying Certificates;
                        Original Issuance of Certificates

         Section 2.01. CONVEYANCE OF UNDERLYING CERTIFICATES TO GRANTOR TRUSTEE.
(a) The Seller, concurrently with the execution and delivery hereof, does hereby issue to the Grantor Trust Grantor Trustee, in trust, for the use and benefit of the Certificateholders, (i) all the right, title and interest of the Seller in and to the Underlying Certificates, (ii) all distributions on the Underlying Certificates after the Closing Date, (iii) all payments from the Swap Counterparty or the Swap Guarantor in accordance with the Swap Agreement and the Swap Guarantee and (iv) all other assets constituting the Trust Fund.

         In connection with such transfer and assignment, the Seller is causing the delivery of the Underlying Certificates to the Grantor Trustee.

         It is intended that the conveyance of the Seller's right, title and interest in and to the Underlying Certificates and all other assets constituting the Trust Fund pursuant to this Agreement shall constitute, and be construed as, an absolute sale of the Underlying Certificates and the other assets constituting the Trust Fund by the Seller to the Grantor Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of the Underlying Certificates and the other assets constituting the Trust Fund by the Seller to the Grantor Trustee to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Underlying Certificates and the other assets constituting the Trust Fund are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Underlying Certificates and the other assets constituting the Trust Fund, then it is intended as follows: (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Seller to the Grantor Trustee of a security interest in all of the Seller's right, title and interest in and to the Underlying Certificates, and all amounts payable to the holders of the Underlying Certificates and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Grantor Trustee or its agent of the Underlying Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Grantor Trustee for the purpose of perfecting such security interest under applicable law. It is also intended that the Trust Fund be classified (for Federal tax purposes) as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, of which the Certificateholders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

         Section 2.02. ACCEPTANCE BY GRANTOR TRUSTEE. The Grantor Trustee hereby acknowledges the receipt by it of the Underlying Certificates and declares that it holds and will hold such Underlying Certificates and all other assets and documents included in the Trust Fund, in trust, upon the trusts herein set forth, for the exclusive use and benefit of all present and future Certificateholders in accordance with the terms of this Agreement.

         Section 2.03. SWAP AGREEMENT. On the Closing Date, the Grantor Trustee shall enter into the Swap Agreement with the Swap Counterparty.

         Section 2.04. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Grantor Trustee as follows:

                  (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms

         (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
         (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) immediately prior to the transfer and assignment to the Grantor Trustee, each Underlying Certificate was not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Underlying Certificate to the Grantor Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                                    Accounts

         Section 3.01. DISTRIBUTION ACCOUNT. (a) The Grantor Trustee shall establish and maintain in the name of the Grantor Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Grantor Trustee will deposit in the Distribution Account any amounts received with respect to the Underlying Certificates and the Swap Agreement on each Distribution Date.

         (b) All amounts deposited to the Distribution Account shall be held by the Grantor Trustee in the name of the Grantor Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

         (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Grantor Trustee and held by the Grantor Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Grantor Trustee (whether made directly, or indirectly through a liquidator or receiver of the Grantor Trustee). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) uninvested. With respect to the Distribution Account and the funds deposited therein, the Grantor Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Grantor Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 3.02. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT. (a) The Grantor Trustee may clear and terminate the Distribution Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

         (b) On an ongoing basis, the Grantor Trustee shall withdraw from the Distribution Account any expenses recoverable by the Grantor Trustee pursuant to Sections 7.05.

         (c) On each Distribution Date, the Grantor Trustee shall pay the amount distributable to the Swap Counterparty and the Holders of the Certificates in accordance with Section 5.01 from the funds in the Distribution Account.

                                   ARTICLE IV

                                  Certificates

         Section 4.01. CERTIFICATES. (a) The Depository, the Seller and the Grantor Trustee have entered into a Depository Agreement dated as of July 31, 2001 (the "Depository Agreement"). The Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Grantor Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Grantor Trustee shall deal with the Depository as representative of such Certificate Owners of the Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(v) the Grantor Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         All transfers by Certificate Owners of the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Seller advises the Grantor Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Grantor Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Grantor Trustee in writing that it elects to terminate the book-entry system through the Depository, the Grantor Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Grantor Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Grantor Trustee shall issue the definitive Certificates. Neither the Seller nor the Grantor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) The Certificates shall have the following designation, initial principal amount and Pass-Through Rate:


       Designation        Initial Principal Amount         Pass-Through Rate
       -----------        ------------------------         -----------------

       III-A-1                $133,394,600.00              LIBOR plus 0.35%

         (d) With respect to each Distribution Date, the Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and the Certificates, interest shall be calculated, on the basis of a 360-day year and the number of days in the related Interest Accrual Period, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of the Certificates applicable to such Distribution Date.

         (e) The Certificates shall be substantially in the form set forth in Exhibit A. On original issuance, the Grantor Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates, the Grantor Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Grantor Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Grantor Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations, of definitive Certificates. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (f) The Book-Entry Certificates will be registered as a single Certificate held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $1,000 and increments of $1.00 in excess thereof. On the Closing Date, the Grantor Trustee shall execute and countersign the Certificate in the entire Current Principal Amount of the Certificates. The Grantor Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Grantor Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Grantor Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Grantor Trustee or its agent at the time of issuance shall bind the Grantor Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (g) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Grantor Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

         Section 4.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Grantor Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Grantor Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a), upon surrender for registration of transfer of any Certificate at any office or agency of the Grantor Trustee maintained for such purpose, the Grantor Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like aggregate Fractional Undivided Interest, but bearing a different number.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Grantor Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Grantor Trustee shall sign and countersign and the Grantor Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (d) If the Grantor Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Grantor Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (e) No service charge shall be made for any transfer or exchange of Certificates, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (f) The Grantor Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

         (g) The following legend shall be placed on the Certificates, whether upon original issuance or upon issuance of any other Certificate in exchange therefor or upon transfer thereof at any time prior to the Distribution Date following the termination of the Swap Agreement in April 2006:

         PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT IN APRIL 2006, THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SELLER AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THOSE ENTITIES, THAT THE PURCHASE OF THE CLASS III-A-1 CERTIFICATES BY OR ON BEHALF OF THE PLAN INVESTOR, IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT

         CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTIONS PROVISIONS OF ERISA OR CODE SECTION 4975 AND WILL NOT SUBJECT THE SELLER OR THE GRANTOR TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT.

         Section 4.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Grantor Trustee, or the Grantor Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Grantor Trustee such security or indemnity as it may require to save it harmless, and (iii) the Grantor Trustee has not received notice that such Certificate has been acquired by a third Person, the Grantor Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Grantor Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Grantor Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Grantor Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 4.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Grantor Trustee and any agent of the Seller or the Grantor Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever. Neither the Seller, the Grantor Trustee nor any agent of the Seller or the Grantor Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         Section 4.05. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), until the Distribution Date occurring in May 2006, no Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides the Grantor Trustee with an Opinion of Counsel satisfactory to the Grantor Trustee, which opinion will not be at the expense of the Grantor Trustee, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Seller or the Grantor Trustee to any obligation in addition to those undertaken in the Agreement.

         (b) Any Person acquiring an interest in a Certificate on or prior to the Distribution Date occurring in May 2006, by acquisition of such Certificate, shall be deemed to have represented to the Grantor Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Seller or the Grantor Trustee to any obligation in addition to those undertaken in the Agreement.

                                    ARTICLE V

                         Payments to Certificateholders

         Section 5.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in August 2001, in an aggregate amount equal to the Available Funds for such Distribution Date. On each Distribution Date, the Available Funds shall be distributed as follows:

         (i) FIRST, to the Swap Counterparty, the Swap Counterparty Fee for such Distribution Date;

         (ii) SECOND, Accrued Certificate Interest on the Certificates shall be distributed to the Certificates for such Distribution Date;

         (iii) THIRD, any Accrued Certificate Interest on the Certificates remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds; and

         (iv) FOURTH, any principal distributions received from the Underlying Class III-A-1 Certificates shall be distributed to the Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero.

         (b) No Accrued Certificate Interest will be payable with respect to the Certificates after the Distribution Date on which the Current Principal Amount of the Certificates has been reduced to zero.

         Section 5.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Grantor Trustee shall determine the amount of any Underlying Realized Losses in respect of the Underlying Class III-A-1 Certificate.

         (b) With respect to any Certificates on any Distribution Date, the principal portion of each Underlying Realized Loss on the Underlying Class III-A-1 Certificates shall be allocated to the Current Principal Amount of the Certificates, until the Current Principal Amount thereof has been reduced to zero

         (c) Any Realized Losses allocated to the Certificates shall be allocated among the Certificates in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

         (d) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         Section 5.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Grantor Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to the Certificates, based on information provided to the Grantor Trustee by the Underlying Trustee. The Grantor Trustee shall calculate the amount to be distributed to the Certificates and, based on such amounts, the Grantor Trustee shall determine the amount to be distributed to each Certificateholder. All of the Grantor Trustee's calculations of payments shall be based solely on information provided to the Grantor Trustee by the Underlying Trustee. The Grantor Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Grantor Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of the Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Grantor Trustee specified in the notice to Certificateholders of such final payment.

         Section 5.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Grantor Trustee shall make available via the Grantor Trustee's internet website as set forth below, all of the information contained in the Underlying Certificates Remittance Report and the following:

                  (i)      the Pass-Through Rate on the Certificates;

                  (ii) the amount of any interest distributions made to the Certificates;

                  (iii) the amount of any principal distributions made to the Certificates;

                  (iv) the amount of any payments made to the Swap Counterparty by the Trust; and

                  (v) the amount of any payments made to the Trust by the Swap Counterparty.

         The Grantor Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Grantor Trustee's website initially located at "www.abs.bankone.com." Assistance in using the website can be obtained by calling the Grantor Trustee's customer service desk at (800) 524-9472. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Grantor Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Grantor Trustee shall provide timely and adequate notification to all parties regarding any such change.

         (b) By April 30 of each year beginning in 2002, the Grantor Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(i) and (a)(ii) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Grantor Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Grantor Trustee pursuant to the requirements of the Code.

                                   ARTICLE VI

                                 Indemnification

         Section 6.01. INDEMNIFICATION OF THE GRANTOR TRUSTEE. The Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Grantor Trustee and the termination of this Agreement.

                                   ARTICLE VII

                         Concerning the Grantor Trustee

         Section 7.01. DUTIES OF GRANTOR TRUSTEE. (a) The Grantor Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Grantor Trustee.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Grantor Trustee pursuant to any provision of this Agreement, the Grantor Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Grantor Trustee shall be not responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Underlying Trustee; PROVIDED, FURTHER, that the Grantor Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Grantor Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Section 5.01 herein based the report of the Underlying Trustee.

         (d) No provision of this Agreement shall be construed to relieve the Grantor Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) The duties and obligations of the Grantor Trustee shall be determined solely by the express provisions of this Agreement, the Grantor Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Grantor Trustee and, in the absence of bad faith on the part of the Grantor Trustee, the Grantor Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Grantor Trustee, and conforming to the requirements of this Agreement;

                  (ii) The Grantor Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Grantor Trustee, unless it shall be proved that the Grantor Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Grantor Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Grantor Trustee, or exercising any trust or other power conferred upon the Grantor Trustee under this Agreement;

                  (iv) The Grantor Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Grantor Trustee unless it is determined by a court of competent jurisdiction that the Grantor Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Grantor Trustee is obligor and has defaulted thereon); and

                  (v) Anything in this Agreement to the contrary notwithstanding, in no event shall the Grantor Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Grantor Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         The Grantor Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) All funds received by the Grantor Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Grantor Trustee.

         (f) Except for those actions that the Grantor Trustee is required to take hereunder, the Grantor Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 7.02. CERTAIN MATTERS AFFECTING THE GRANTOR TRUSTEE. Except as otherwise provided in Section 7.01:

                  (i) The Grantor Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Seller or the Underlying Trustee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Grantor Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Grantor Trustee nor shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the

         Grantor Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) The Grantor Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Grantor Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Grantor Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Grantor Trustee, reasonably assured to the Grantor Trustee by the security afforded to it by the terms of this Agreement. The Grantor Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Grantor Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys. The Grantor Trustee shall not be liable or responsible for the misconduct or negligence of any of the Grantor Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Grantor Trustee with due care;

                  (vii) Should the Grantor Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection
         3.02 or Section 5.01, to be unclear, the Grantor Trustee may require prior to such action that it be provided by the Seller with reasonable further instructions;

                  (viii) The right of the Grantor Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Grantor Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act; and

                  (ix) The Grantor Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 7.07.

         Section 7.03. GRANTOR TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates) shall be taken as the statements of the Seller, and the Grantor Trustee shall not have any responsibility for their correctness. The Grantor Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Grantor Trustee on the Certificates). The Grantor Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Grantor Trustee and shall not constitute the Certificates an obligation of the Grantor Trustee in any other capacity. The Grantor Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. The Grantor Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Grantor Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Grantor Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 7.04. GRANTOR TRUSTEE MAY OWN CERTIFICATES. The Grantor Trustee in its individual capacity or in any capacity other than as Grantor Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Grantor Trustee, and may otherwise deal with the parties hereto.

         Section 7.05. GRANTOR TRUSTEE'S FEES AND EXPENSES. The fees of the Grantor Trustee shall be paid in accordance with the provisions of this Agreement. In addition, the Grantor Trustee will be entitled to recover from the Distribution Account pursuant to Section 3.02(b) all reasonable out- of-pocket expenses, disbursements and advances and the expenses of the Grantor Trustee in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Grantor Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Grantor Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 7.06. ELIGIBILITY REQUIREMENTS FOR GRANTOR TRUSTEE. The Grantor Trustee and any successor Grantor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Grantor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Grantor Trustee other than pursuant to Section 7.10, rated in one of the two highest long- term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Grantor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of this Section 7.06, the Grantor Trustee shall resign immediately in the manner and with the effect specified in
Section 7.08.

         Section 7.07. INSURANCE. The Grantor Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance,
(ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Grantor Trustee as to the Grantor Trustee's compliance with this Section 7.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 7.08. RESIGNATION AND REMOVAL OF THE GRANTOR TRUSTEE. (a) The Grantor Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Grantor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Grantor Trustee and the successor Grantor Trustee. If no successor Grantor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Grantor Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trustee. The Grantor Trustee may not resign from the Trust created hereby without also resigning as Underlying Trustee under the Underlying Pooling and Servicing Agreement.

         (b) If at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request therefor by the Seller or if at any time the Grantor Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Grantor Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Grantor Trustee so removed and the successor Grantor Trustee.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller and the Grantor Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Grantor Trustee and appointment of a successor Grantor Trustee pursuant to any of the provisions of this Section
7.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Grantor Trustee as provided in Section 7.09.

         Section 7.09. SUCCESSOR GRANTOR TRUSTEE. (a) Any successor Grantor Trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Grantor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Grantor Trustee shall then become effective and such successor Grantor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Grantor Trustee herein. The predecessor Grantor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Grantor Trustee all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Grantor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Grantor Trustee all such rights, powers, duties and obligations.

         (b) No successor Grantor Trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor Grantor Trustee shall be eligible under the provisions of Section 7.06.

         (c) Upon acceptance of appointment by a successor Grantor Trustee as provided in this Section 7.09, the successor Grantor Trustee shall mail notice of the succession of such Grantor Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies.

         Section 7.10. MERGER OR CONSOLIDATION OF GRANTOR TRUSTEE. Any state bank or trust company or national banking association into which the Grantor Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Grantor Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Grantor Trustee shall be the successor of the Grantor Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 7.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.11. APPOINTMENT OF CO-GRANTOR TRUSTEE OR SEPARATE GRANTOR TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Grantor Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Grantor Trustee and the Seller to act as co-trustee or co-trustees, jointly with the Grantor Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.11, such powers, duties, obligations, rights and trusts as the Seller and the Grantor Trustee may consider necessary or desirable.

         (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Grantor Trustee shall have the power to make such appointment without the Seller.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Grantor Trustee under Section 7.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.11, all rights, powers, duties and obligations conferred or imposed upon the Grantor Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Grantor Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Grantor Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Grantor Trustee.

         (e) Any notice, request or other writing given to the Grantor Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trustee. Every such instrument shall be filed with the Grantor Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Grantor Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Grantor Trustee, to the extent permitted by law, without the appointment of a new or successor Grantor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Grantor Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 7.12. FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; GRANTOR TRUST ADMINISTRATION. (a) The Grantor Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation, as a taxable mortgage pool, or as a partnership and to prevent the imposition of any federal, state or local income or other tax on the Trust Fund.

         (b) The Grantor Trustee shall furnish or cause to be furnished to holders of Certificates and shall file or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, such information with respect to the income and deductions of the Trust Fund at the time or times and in the manner required by the Code, including such other customary factual information as is available to the Grantor Trustee to enable Certificateholders to prepare their tax returns, including information required with respect to computing the accrual of original issue and market discount.

         (c) Notwithstanding any other provisions of this Agreement, the Grantor Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders. The consent of Certificateholders shall not be required for any such withholding. In the event the Grantor Trustee withholds any amount from any Certificateholder pursuant to federal withholdings requirements, the Grantor Trustee shall indicate to such Certificateholder the amount so withheld.

         (d) The Grantor Trustee agrees to indemnify the Trust Fund and the Seller for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund or the Seller as a result of a breach of the Grantor Trustee's covenants set forth in this Section 7.12.

                                  ARTICLE VIII

                                   Termination

         Section 8.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) The respective obligations and responsibilities of the Seller and the Grantor Trustee created hereby, other than the obligation of the Grantor Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Underlying Certificate remaining in the Trust Fund.

         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c) The Grantor Trustee shall give notice of any termination of the Grantor Trust to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Grantor Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Grantor Trustee therein specified.

         (d) Upon the presentation and surrender of the Certificates, the Grantor Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account.

         (e) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Grantor Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Grantor Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.01. INTENT OF PARTIES. The parties intend that the Trust Fund shall be treated as a grantor trust for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 9.02. ACTION UNDER UNDERLYING DOCUMENTS. In the event that there are any matters arising under the Underlying Pooling and Servicing Agreement related to an Underlying Certificate which require the vote or direction of holders of the Underlying Certificates thereunder, the Grantor Trustee, as holder of the Underlying Certificates will vote such Underlying Certificate as follows: (i) if such Underlying Certificate is the Underlying Class S Certificate, in accordance with the written instructions received from the Swap Counterparty, and (ii) if such Underlying Certificate is the Underlying Class III-A-1 Certificate, in accordance with the written instructions received from holders of Certificates evidencing at least 51% of the Voting Rights. In the absence of any such instructions, the Grantor Trustee will not vote such Underlying Certificate.

         The Grantor Trustee will forward to the Certificateholders copies of any communications received regarding matters arising that require action by holders of the Underlying Certificates.

         Section 9.03. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller and the Grantor Trustee with the consent of the Swap Counterparty, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Seller and the Grantor Trustee, with the consent of the Swap Counterparty, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, as evidenced by an Opinion of Independent Counsel which shall be provided to the Grantor Trustee other than at the Grantor Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 9.02(b), Certificates registered in the name of or held for the benefit of the Seller or the Grantor Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Grantor Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under SubSection 9.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Grantor Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Grantor Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Grantor Trustee may, but shall not be obligated to, enter into any such amendment which affects the Grantor Trustee's rights, duties or immunities under this Agreement.

         Section 9.04. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 9.05. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Grantor Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Grantor Trustee to institute such action, suit or proceeding in its own name as Grantor Trustee hereunder and shall have offered to the Grantor Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Grantor Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.04, each and every Certificateholder and the Grantor Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 9.06. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Grantor Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Grantor Trustee and the Seller, if made in the manner provided in this Section 9.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Grantor Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Grantor Trustee, the Seller nor any successor to any such parties shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Grantor Trustee, the

Seller or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Grantor Trustee, the Seller or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 9.02(b) and except that, in determining whether the Grantor Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Grantor Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Grantor Trustee, the Seller or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Grantor Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Grantor Trustee or the Seller, as the case may be.

         Section 9.07. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.08. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Grantor Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iii) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041, Attention: Residential Mortgage Surveillance. Any notice delivered to the Seller or the Grantor Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         Section 9.09. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 9.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 9.11. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 9.13. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Grantor Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1.       Any material change or amendment to this Agreement;

         2. The resignation or termination of the Grantor Trustee under this Agreement;

         3.       The final payment to Certificateholders; and

         4.       Any change in the location of the Distribution Account.

         IN WITNESS WHEREOF, the Seller and the Grantor Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      STRUCTURED ASSET MORTGAGE
                                      INVESTMENTS INC., as Seller


                                      By:            /s/ Baron Silverstein
                                         -----------------------------------
                                            Name:        Baron Silverstein
                                            Title:       Vice President


                                      BANK ONE, NATIONAL ASSOCIATION, as
                                      Grantor Trustee


                                      By:           /s/ Sandra Becker Whalen
                                         -----------------------------------
                                            Name:       Sandra Becker Whalen
                                            Title:      Vice President

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the 31st day of July, 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                        -----------------------------------
                                        Notary Public

[Notarial Seal]

STATE OF            )
                    ) ss.:
COUNTY OF           )

         On the 31st day of July, 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of Bank One, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                        -----------------------------------
                                        Notary Public

[Notarial Seal]

                                                                       EXHIBIT A

                        FORM OF CLASS III-A-1 CERTIFICATE

          THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HERETO AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRIOR TO THE DISTRIBUTION DATE IMMEDIATELY FOLLOWING THE TERMINATION OF THE SWAP AGREEMENT IN APRIL 2006, THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SELLER AND THE GRANTOR TRUSTEE WITH AN OPINION OF COUNSEL SATISFACTORY TO THOSE ENTITIES, WHICH OPINION WILL NOT BE AT THE EXPENSE OF THOSE ENTITIES, THAT THE PURCHASE OF THE CLASS III-A-1 CERTIFICATES BY OR ON BEHALF OF THE PLAN INVESTOR IS PERMITTED UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTIONS PROVISIONS OF ERISA OR CODE SECTION 4975 AND WILL NOT SUBJECT THE SELLER OR THE GRANTOR TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE GRANTOR TRUST AGREEMENT.

Certificate No. __                   Adjustable Pass-Through Rate

Class III-A-1 Senior

Date of Grantor Trust                Aggregate Initial Current Principal
Agreement: July 31, 2001             Amount of this Certificate as of the
                                     Cut-off Date: $____________

Cut-off Date: July 1, 2001

First Distribution Date:             Initial Current Principal Amount of this
August 25, 2001                      Certificate as of the Cut-off Date:
                                     $____________


Assumed Final Distribution Date:     CUSIP: ___________
August 25, 2031

                            INDYMAC ARM GRANTOR TRUST
                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2001-H1

       evidencing a fractional undivided interest in the distributions allocable to the Class III-A-1 Certificates with respect to a Trust Fund consisting primarily of the Underlying Certificates sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Grantor Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the Underlying Certificates are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Grantor Trustee or any of its affiliates or any other person. None of Structured Asset Mortgage Investments Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") consisting primarily of two certificates (collectively, the "Underlying Certificates") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Trust Fund was created pursuant to the Grantor Trust Agreement dated as of the Cut-off Date specified above (the "Agreement"), between SAMI, as seller (the "Seller"), and Bank One, National Association, as grantor trustee (the "Grantor Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Grantor Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Grantor Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Grantor Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Grantor Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Grantor Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in one Class. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Grantor Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Grantor Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Grantor Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this

Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Grantor Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Grantor Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Grantor Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Grantor Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Seller, the Grantor Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the last payment made with respect to the Underlying Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been countersigned by an authorized signatory of the Grantor Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Grantor Trustee has caused this Certificate to be duly executed.


Dated: July 31, 2001                 BANK ONE, NATIONAL ASSOCIATION
                                     Not in its individual capacity but solely as Grantor Trustee


                                     By:________________________________________
                                              Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class III-A-1 Certificates referred to in the within-mentioned Agreement.

                                     BANK ONE, NATIONAL ASSOCIATION
                                     Authorized signatory of Bank One, National
                                     Association, not in its individual capacity but solely as Grantor Trustee


                                     By:________________________________________
                                                Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

_______________________________________________________________________________

_______________________________________________________________________________





Dated:                    ______________________________________________________
                              Signature by or on behalf of assignor



                                       _________________________________________
                                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _______________________________ account number __________, or, if mailed by check, to _________________________________________. Applicable
statements should be mailed to
___________________________________________________________.

          This information is provided by ______________________, the assignee named above, or ____________________________, as its agent.

                                                                       EXHIBIT B

                        Copies of Underlying Certificates

                                                                       EXHIBIT C

                                 Swap Agreement

                                    EXHIBIT D

                                 Swap Guarantee

                                    EXHIBIT E

                   Underlying Pooling and Servicing Agreement





                                       E-1